Exhibit 99.2

RETIREMENT AGREEMENT

Wednesday, February 15, 2006

Mr. Vincent Argiro

Dear Vincent:

You are presently the Chief Technology Officer and a member of the Board of Directors of Vital Images, Inc., a Minnesota corporation (the “Company”). As part of your impending retirement from your position of Chief Technology Officer with the Company, we wish to enter into an agreement with you under which you will continue to provide services as a director through your current term and as a consultant to the Company, in exchange for certain consideration that we will provide to you. We believe that entering into this agreement is in the best interests of you, us, and our shareholders.

Accordingly, in contemplation of the foregoing premises and for other good and valuable consideration as set forth below, we propose the following terms and conditions. If this agreement is acceptable to you, please execute it and return a complete executed agreement to me. On behalf of Vital Images, I wish to thank you for your service to the Company and tell you that we look forward to our continued relationship.

ARTICLE I.
RETIREMENT DATE AND EFFECTIVE DATE

Under this agreement, your “Retirement Date” will be May 4, 2006 (the “Retirement Date”), provided we receive your executed agreement by that date. This agreement will be effective on the date executed by you, provided that certain payments set forth herein may not be made or commence to be made until the expiration of the rescission period set forth in Article IV. Notwithstanding the above, we all agree that between and inclusive of the dates March 16, 2006, and May 4, 2006, your employment status and pay rate will be on the basis of fifty percent (50%) of full-time. Such employment status and pay rate may cause you to become ineligible to remain on the Company’s benefit plans and therefore cause you to become eligible for “COBRA” coverage, as described in paragraph “b” of Article II, and, provided that you otherwise comply with paragraph “b” of Article II, we will commence to provide you the benefits set forth in that paragraph before the Effective Date.

ARTICLE II.
CONSIDERATION TO BE PROVIDED TO YOU

Following your execution of this agreement, and subject to expiration of your right of rescission as set forth in Article IV and your continued compliance with this agreement, we will provide you the consideration set forth below.

a.                                       Cash Compensation. We will pay you the aggregate amount of One Hundred Thousand Dollars ($100,000), less any applicable taxes and withholdings, in equal installments of Fifty Thousand Dollars ($50,000) on the six-month and twelve-month anniversaries of your Retirement Date.

b.                                      Benefits. You and your dependents may be eligible to continue the group medical and dental insurance coverage that you are currently receiving, under the “COBRA” laws and regulations. If you properly elect COBRA coverage, which includes submitting your enrollment elections in a timely manner, and you and your dependents otherwise remain eligible for COBRA coverage, we, for a period of eighteen (18) months following the date your employment status becomes fifty percent (50%) of full-time, will pay all COBRA premiums for you and any of your dependents that are currently covered under the respective benefit plan.

c.                                       Stock Options. Upon your Retirement Date, any of your outstanding options that are not yet vested will accelerate and become vested as of that date. You will have a period of one (1) year from your Retirement Date to exercise all of your options, whether they are currently vested or become vested upon your Retirement Date, provided that you may exercise any options that expire by their terms before the end of such one-year period only through such date of expiration. Please understand that the actions set forth in this paragraph may cause any options you currently hold as incentive stock options to become non-statutory stock options by operation of law, and that the exercise of non-statutory stock options may carry different tax treatment than the exercise of incentive stock options. Also, please note that, by your execution of this agreement, you are also agreeing to execute any reasonably requested document that we, in the reasonable opinion of our attorneys or tax advisors, believe is necessary to carry out the purpose of this paragraph, including the acceleration and vesting of your stock options and the one-year period of exercise.

d.                                      Restricted Stock. Upon your Retirement Date, any of your outstanding restricted stock that has not yet vested will accelerate and become vested as of that date. Please understand that the vesting of your restricted stock will cause income taxes and withholdings to become due upon such vesting. Under this agreement, we will withhold a sufficient number of shares to satisfy your tax obligations, but we will not withhold a number of shares greater in value than the amount of taxes due. No fractional shares shall be withheld. If the number of shares is insufficient to satisfy your tax obligation, we will withhold an additional amount from the taxes that may be due upon payment of your 2005 management bonus. Also, please note that, by your execution of this agreement, you are also agreeing to execute any reasonably requested document that we, in the reasonable opinion of our attorneys or tax advisors, believe is necessary to carry out the purpose of this paragraph, including the acceleration and vesting of your restricted stock.

e.                                       Consulting Agreement. We will enter into a consulting agreement with you, in the form attached hereto and incorporated herein as Exhibit A, under which, for a period of one (1) year following your Retirement Date, you will provide us consulting services in exchange for a quarterly retainer of Five Thousand Dollars ($5,000), provided that you must be available to us as needed. We will also pay you Three Hundred Dollars ($300) per hour for each hour you work in excess of twenty-five (25) hours per quarter. We will also pay all reasonable business-related expenses you incur, provided such expenses are incurred and submitted in compliance with the standard Vital Images expense policies. Subject to the written consent of you and us, your consulting agreement and the compensation set forth above, including the monthly retainer, will continue for a second year. If you are not available to us, however, as needed, you and we will negotiate an appropriate modification or resolution to the agreement. If the Company is acquired during the term of the consulting agreement, the agreement will contain a provision allowing either of us to terminate the consulting agreement.

f.                                         Board Service. Through the 2006 annual meeting of shareholders of Vital Images, Inc., you will continue to be a member of our Board of Directors. We will include information about you in the proxy statement that will be sent to our shareholders in connection with this meeting under a title such as “Retiring Director.”

g.                                      Directors and Officers Insurance. The Company will cause you to remain covered under the Company’s Directors and Officers Insurance policy for acts occurring prior to your Retirement Date.

h.                                      Release. If you execute this agreement, we will release you from any and all “Claims” we may have against you. As used herein, “Claims” means all of the rights we have now to any relief of any kind from you whether or not we now know about those rights, arising out of your employment with us and the termination of that employment. This release will not apply to your obligations that are set forth in this Agreement, nor to any events arising after the date of execution of this Agreement.

ARTICLE III.
CERTAIN OF YOUR OBLIGATIONS AND RIGHTS

In addition to any of your rights and obligations set forth elsewhere in this agreement, including but not limited to the payments and obligations set forth in paragraphs entitled, “Consulting Agreement” and “Board Service,” you agree to the terms and conditions set forth below.

a.                                       Release. By your execution of this agreement, you agree to release any and all “Claims” you may have against us. As used herein, “Claims” means all of the rights you have now to any relief of any kind from us whether or not you now know about those rights, arising out of your employment with us and the termination of that employment, including, but not limited to, claims arising under the Age Discrimination in Employment Act, as amended by the Older Worker Benefit Protection Act; the Minnesota Human Rights Act; the Americans with Disabilities Act; Title VII of the Civil Rights Act of 1964, as amended; claims under the Family Medical Leave Act; or other federal, state or local civil rights laws; claims for breach of contract; fraud or misrepresentation; defamation, intentional or negligent infliction of emotional distress; breach of covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; and any other claims for unlawful employment practices. In connection with this release, you acknowledge that the money and promises you received and will receive under this agreement are good and valuable consideration that you would not receive in the absence of this agreement.

b.                                      Confidentiality. Neither your execution of this agreement nor the expiration or termination of any or all of the rights and obligations set forth herein will terminate the obligations of confidentiality that you are currently under, including those arising under law and those arising under the Non-Disclosure and Non-Competition Agreement you executed on May 13, 1992, a copy of which is attached hereto and incorporated herein as Exhibit B to this agreement. Notwithstanding the foregoing, you will not use, other than in connection with your employment with or other service to us, or disclose any “Confidential Information” to any person not employed by us or not authorized by us to receive such Confidential Information, without our prior written consent; and you will use reasonable and prudent care to safeguard and protect and prevent the unauthorized disclosure of Confidential Information. Nothing in this Agreement will prevent you from using, disclosing or authorizing the disclosure of any Confidential Information: (a) which is or hereafter becomes part of the public domain or otherwise becomes generally available to the public through no fault of yours; (b) to the extent and upon the terms and conditions that we may have previously made the Confidential Information available to certain persons; or (c) to the extent that you are required to disclose such Confidential Information by law or judicial or administrative process. As used herein, “Confidential Information” means information which is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. It includes information relating to business plans and to business as conducted or anticipated to be conducted, and to past or current or anticipated products or services. It also includes, without limitation, information concerning research, development, purchasing, accounting, marketing and selling. All information which you have a reasonable basis to consider confidential is Confidential Information, whether or not originated by you and without regard to the manner in which you obtain access to that and any other proprietary information.

c.                                       Non-competition. You agree that, for a period of three (3) years following your Retirement Date, you will not, directly or indirectly, and regardless of whether you are acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant or in any other capacity, (1) develop, market, or distribute any products competitive with our products; (2) provide services for any person or entity that is developing, marketing or distributing products competitive with our products; or (3) solicit or attempt to solicit the employment of any of our employees (or any of our affiliates’ employees), whether on your own behalf or on behalf of any other person or entity; provided, however, that this agreement will not prevent you from holding for passive investment purposes up to 1% of any class of stock or other securities of a publicly held company with products that are competitive with our products. You and we agree that this provision is reasonably enforced as to any geographic area in which we conduct business, and that any breach of this provision would cause irreparable injury to us for which monetary damages would not be an adequate remedy. In connection with this non-compensation agreement, you acknowledge that the money and promises you received and will receive under this agreement are good and valuable consideration that you would not receive in the absence of this agreement. For purposes of defining the scope of the phrase “products competitive with our products,” our “products” shall be defined as those products that are either in existence or in plans for existence on or before the later of (i) the date your consulting agreement terminates, or (ii) your Retirement Date. Notwithstanding the above, the restrictions on competition under this paragraph and in the Non-Disclosure and Non-

Competition Agreement you executed on May 13, 1992 shall lapse and no longer be in effect if the 50-day moving average price for the Company’s common stock becomes less than $10.00 per share and immediately thereafter remains less than $10.00 per share for more than 30 consecutive trading days.

d.                                      Other Agreements. In addition to the terms and conditions contained within or referred to by this agreement, you will continue to remain bound by the Non-Disclosure and Non-Competition Agreement you executed on May 13, 1992, and our other policies, including but not limited to the Vital Images Code of Business Conduct and Ethics and our Statement of Policy on Insider Trading, except to the extent that a term or condition of this agreement directly or expressly supersedes a provision of those agreements and policies.

ARTICLE IV.
YOUR RIGHT OF RESCISSION

a.                                       Your Understandings. You acknowledge and represent that you understand that:  (i) you have the right to consult with an attorney regarding the meaning and effect of this agreement; (ii) you have a period of at least twenty-one (21) calendar days from the date on which you receive an unsigned copy of this agreement in which to consider whether or not to sign this agreement; and (iii) you may rescind (that is, cancel) within seven (7) calendar days of signing the Agreement the provisions of Article 3.a. of this Agreement with respect to claims arising under the Age Discrimination in Employment Act and you may rescind within fifteen (15) calendar days of signing the agreement the provisions of Article 3.a. of this agreement with respect to claims arising under the Minnesota Human Rights Act. To be effective, the rescission must be in writing, delivered to Company at 5850 Opus Parkway, Suite 300, Minnetonka, MN 55343-4414 ATTN: Chairman of the Board of Directors, within the applicable rescission period, or sent to Company, at such address, by certified mail, return receipt requested, postmarked within the applicable rescission period.

b.                                      Cancellation of Agreement By Company. If you exercise your right of rescission under Article 4.a. of this agreement, we will have the right, exercisable by written notice delivered to you, to terminate this agreement in its entirety, in which event we will have no obligation whatsoever to you hereunder. If you exercise your right of rescission under Article 4.a. of this agreement, and we do not exercise our right to terminate this agreement, the remaining provisions of this agreement (including specifically the remaining provisions of Article 3 of this Agreement) shall remain valid and continue in full force and effect.

ARTICLE V.
ACKNOWLEDGEMENTS AND MISCELLANEOUS

a.                                       Acknowledgments. You acknowledge and represent that you:  (i) have read this agreement and understands its consequences; (ii) you have received adequate opportunity to read and consider this agreement; (iii) you have decided to execute this agreement of you own free will and acknowledge that you have not relied upon any statements or explanations made by us regarding this agreement; and (iv) promises we made in this agreement constitute fair and adequate consideration for the promises, releases and agreements made by you in this agreement.

b.                                      Entire Agreement. This agreement, including any exhibits attached hereto or documents expressly referred to herein, contains the entire agreement between you and us and supersedes and cancels any and all other agreements, whether oral or in writing, between you and us with respect to your employment and the termination of your employment and all other subject matter of this agreement, provided that, except as may be expressly modified herein, all prior agreements between you and us regarding stock options, restricted stock, and confidentiality that are referred to herein or are the subject of certain provisions of this agreement shall continue in full force and effect.

c.                                       Binding Agreement. This agreement inures to the benefit of, and is enforceable by, you and us, and each of our personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

d.                                      Notices. For the purposes of this agreement, notices and all other communications provided for in, or required under, this agreement must be in writing and will be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party’s respective address set forth on the first page of this agreement (provided that all notices to the Company must be directed to the attention of the chair of the Board), or to such other address as either party may have furnished to the other in writing in accordance with these provisions, except that notice of change of address will be effective only upon receipt.

e.                                       Jurisdiction. Except as specifically provided otherwise in this agreement, the parties agree that any action or proceeding arising under or in connection with this agreement must be brought in a court of competent jurisdiction in the State of Minnesota, and hereby consent to the exclusive jurisdiction of said courts for this purpose and agree not to assert that such courts are an inconvenient forum

f.                                         Modification and Waiver. No provision of this agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in a writing signed by you and the chair of the Board. No waiver by any party to this agreement at any time of any breach by another party to this agreement of, or of compliance with, any condition or provision of this agreement to be performed by such party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

g.                                      Governing Law. This agreement and the legal relations among the parties as to all matters, including, without limitation, matters of validity, interpretation, construction, performance and remedies, will be governed by and construed exclusively in accordance with the internal laws of the State of Minnesota (without regard to the conflict of laws principles of any jurisdiction).

h.                                      Further Acts. The parties to this agreement agree to perform, or cause to be performed, such further acts and deeds and to execute and deliver or cause to be executed and delivered, such additional or supplemental documents or instruments as may be reasonably required by the other party to carry into effect the intent and purpose of this agreement.

i.                                          Severability. The invalidity or unenforceability of all or any part of any provision of this agreement will not affect the validity or enforceability of the remainder of such provision or of any other provision of this agreement, which will remain in full force and effect.

j.                                          Counterparts. This agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

Vincent, if this letter correctly sets forth our agreement on the subject matter discussed above, kindly sign and return to me the enclosed copy of this letter which will then constitute our agreement on this subject.

Sincerely,

VITAL IMAGES, INC.

By:	/s/ Jay D. Miller

Name:	Jay D. Miller

Title:	President & CEO

Agreed to this 15th day of February, 2006.

/s/ Vincent Argiro
Vincent Argiro